Company Contacts:	Investor Relations:
Bob Marbut, Chairman & Co-CEO	Amy Glynn, CFA
Roni Chaimovski, Vice-Chairman & Co-CEO	Cameron Associates
Don Neville, CFO	Phone: (212) 554-5464
Argyle Security, Inc.	amy@cameronassoc.com
Phone: (212) 245-2700 (NY)
Phone: (210) 828-1700 (TX)
Phone: 001-972-545-212-911 (Tel Aviv)

Media Relations:
Deanne Eagle
Cameron Associates
Phone: (212) 554-5463
deanne@cameronassoc.com

ARGYLE SECURITY, INC. CONTINUES INTEGRATED STRATEGIC BUILDUP WITH ANNOUNCEMENT OF THREE NEW ACQUISITIONS

Aggregate Purchase Price of $14 Million

Updates Revenue Guidance for 2008

Signed Definitive Merger Agreement with Com-Tec Security, LLC
•	Expected Product Cost Savings through Com-Tec’s Lower-Cost Technology
•	Expands Argyle’s National Footprint
•	Com-Tec will Continue to Serve Existing Customer Base
•	Expected to Add $1.5 Million in Recurring Revenues
•	Expected to Close by January 31

Closed Acquisition of Peterson Detention, Inc.
•	Integration Expected to Yield Increased Margins through Sourcing Realignment
•	Provides Presence in California Corrections Market

Closed Acquisition of FireQuest, Inc.
•	Strengthens Existing MCS-Commercial Business
•	Affords Potential to Expand Customer Base with Access to New Fire Product Line

Updated Revenue Guidance
•	2008 Revenues Expected in the Range of $128-142 Million (including the acquisitions announced today): Up from Previous Estimate of $105-115 Million

San Antonio, TX - January 8, 2008 - Argyle Security, Inc. (OTC BB:ARGL), (“Argyle”) a service and solutions provider in the physical electronic security industry, announced the acquisition of two companies and a definitive agreement to acquire a third. The acquisitions continue its strategic buildup vision in both the corrections and commercial sectors of the physical security market.

ISI Security Group (“ISI”), Argyle’s wholly owned subsidiary, operates Argyle’s two business units in the corrections sector (ISI-Detention and MCS-Detention) and one business unit in the commercial sector (MCS-Commercial). The acquisitions announced today will be operated by ISI.

The acquisitions of Peterson Detention, Inc. (“PDI”) and FireQuest, Inc. (“FireQuest”) closed on January 4 and January 3, 2008, respectively. Both acquisitions were financed with seller notes and additional funding from an existing lender. Argyle also signed a definitive merger agreement with Com-Tec Security, LLC (“Com-Tec”) on January 7, 2008. The merger is expected to close by January 31, 2008. Argyle expects to fund the acquisition of Com-Tec through debt and has received a commitment from a current lender. The aggregate purchase price for the three acquisitions is approximately $14 million, including transaction costs.

Bob Marbut, Chairman and Co-CEO of Argyle Security, commented, “We are pleased to announce these three mergers, since they represent the start of our carefully planned integrated, strategic buildup vision. Sam Youngblood of ISI and the others on our management team have been actively seeking synergistic opportunities to supplement our strong organic growth. The acquisitions announced today represent a good strategic fit within the three businesses operated by ISI.”

Strong Strategic Fit within ISI Security Group
Com-Tec’s existing management team and additional infrastructure provide ISI with additional capacity for expansion in its MCS-Detention division. Specifically, Com-Tec’s technology/product sales are expected to provide the Company with more distribution channels of well-trained installers and distributors. The Com-Tec acquisition will also help enable expansion in the higher-margin, recurring revenue business segment, which is one of Argyle’s goals. Com-Tec has a recurring revenue stream of $1.5 million, which is significantly larger than the Company’s current recurring revenues in the corrections sector.

PDI fits strategically within the Company’s ISI-Detention division, providing a footprint in the California corrections market. The vertical integration of PDI is expected to result in an immediate increase in revenues and EBITDA for PDI through realignment of ISI sourcing. Additionally, PDI’s distribution channels in the corrections sector expand ISI-Detention’s capability for product sales to well-trained installers and distributors. Finally, PDI has a strong management team, providing additional industry expertise in the corrections sector.

FireQuest is a strategic fit and tuck-in acquisition for the MCS-Commercial division. The acquisition of FireQuest is expected to strengthen the service and recurring revenue platform for MCS-Commercial, affording the opportunity to expand into a new customer base with the ability to sell a new fire product line.

Additional Management Comments
Roni Chaimovski, Vice-Chairman and Co-CEO of Argyle Security, added, “On the corrections side, we are adding Com-Tec and PDI to our portfolio of products and services. Com-Tec has strong technology, a solid reputation and a large base of new customers in new territories that should enable us to expand our business. Equally important, we expect that the PDI acquisition will enable Argyle Security to expand its footprint in California and grow its share of this important market.”

Sam Youngblood, CEO of ISI Security Group, further commented, “Overall, we are very excited about the announcements made today, as we think all three acquisitions are a good strategic and financial fit for Argyle Security. ISI’s acquisition strategy has been a key driver in enabling ISI to grow at a pace that exceeds industry growth. We are continuing on plan and, with the added expertise of the Argyle corporate management team, we believe these acquisitions will be even more successful than our previous acquisitions. Furthermore, we think that the Company’s organic growth will continue to be strong in 2008 and we are optimistic about our future.”

Argyle Security Provides Updated Guidance for 2008
After taking into account the expected impact of the acquisitions announced today, Argyle has provided updated guidance for the year ending December 31, 2008. Argyle now expects revenues to be in the range of $128-142 million (including the acquisitions announced today), compared to the previously issued guidance for $105-115 million. Argyle continues to expect EBITDA margins to be in the range of 9-10% for 2008.

Conference Call Information
Argyle will host a conference call tomorrow, Wednesday, January 9th, at 2:00 p.m. Eastern Time to discuss these acquisitions and the updated guidance. Shareholders and other interested parties may participate in the conference call by dialing 800-299-7098 (domestic) or 617-801-9715
(international) and entering access code 96070460. A replay will be available through January 23, 2008. The dial-in numbers for the replay are 888-286-8010 (domestic) and 617-801-6888 (international), with the passcode 32827671.

Additionally, the conference call will be webcast. To access the webcast, go to:
http://phx.corporate-ir.net/playerlink.zhtml?c=196589&s=wm&e=1735571.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA (earnings before interest, taxes, depreciation and amortization) is used by management as a performance measure for benchmarking against the Company’s peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the security industry. EBITDA is not a recognized term under GAAP. Argyle computes EBITDA using the same consistent method from quarter to quarter.

The presentation of EBITDA results is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with GAAP. In its quarterly earnings releases, Argyle will continue to provide investors with GAAP financial statements, as well as a reconciliation to GAAP.

About Argyle Security, Inc.
Formed in 2005 and headquartered in San Antonio, TX, Argyle Security’s goal is to become a leading global provider of services and solutions in the physical electronic security industry through an integrated buildup strategy. Argyle’s channel focus is Video Surveillance, Access Control, Perimeter Protection, Intrusion Protection, Fire Detection and Threat Analysis, serving selected commercial, governmental and residential markets.

In July 2007, Argyle acquired ISI, which is comprised of three rapidly growing service and solution provider business units in the physical security industry: ISI Detention Contracting (“ISI-Detention”), Metroplex Control Systems (“MCS-Detention”), and Metroplex Commercial Fire and Security Alarms (“MCS-Commercial”). ISI Detention is one of the nation’s largest providers of detention equipment products and service solutions. MCS-Detention and MCS-Commercial specialize in turnkey, electronic security systems for facilities that include unique engineering competencies and proprietary software products for the correctional and commercial markets. ISI was founded in 1976.

Please visit www.argylesecurity.com or www.isisecurity.com for additional information on Argyle Security and ISI.

About Com-Tec Security, LLC
Com-Tec Security, LLC. is an industry leader in the custom design and manufacture of electronic security and communication systems throughout the United States. Their primary markets include correctional facilities, city and county jails, hospitals, schools, industrial facilities, commercial properties and retail stores. Com-Tec currently has more than 40 employees at its 35,000-square foot facility in Appleton, Wisconsin.

Com-Tec has expertise in the following correctional-related security systems: Touch Screen Based Control Systems, UL 508A Control Panels, Door and Gate Control Systems, Closed Circuit Television Systems, Integrated Intercom and Paging Systems, Security Management Systems, Access Control Systems, Perimeter Intrusion Detection Systems, Television Distribution Systems, Facility Upgrades and Retrofits UL 508A Certified Manufacturer.
Com-Tec offers a complete package of services and products from the initial stages of specification development to service and maintenance.

About Peterson Detention, Inc.
PDI is a full-service, turnkey solutions provider that manufactures high security metal barriers, high security observation window systems, detention furniture and accessories. The company is headquartered in Los Angeles, California and has an additional office in Tucson, Arizona.

About FireQuest
FireQuest is a San Antonio-based company that has operated in San Antonio for more than 10 years. FireQuest provides installation and service of Fire Alarm Products for commercial, industrial, hospitals and retail stores.

Safe Harbor

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.